Calculation of Filing Fee Tables
S-8
New Oriental Education & Technology Group Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares, par value US$0.001 per share	Other	100,000,000	$ 4.3965	$ 439,650,000.00	0.0001531	$ 67,310.42
Total Offering Amounts:						$ 439,650,000.00		$ 67,310.42
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 67,310.42
Offering Note
[1]	(1) These shares may be represented by the Registrant's American depositary shares ("ADSs"), each of which represents ten (10) common shares of the Registrant. The Registrant's ADSs issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-136862). (2) These shares are reserved for future award grants under New Oriental Education & Technology Group Inc. 2016 Share Incentive Plan, as amended (the "Plan"). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional common shares that may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any common shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of common shares that may be issued under the Plan. (3) The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant's ADSs as quoted on the New York Stock Exchange on August 1, 2025, adjusted for ADS to common share ratio.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A